Conor Medsystems, Inc. Offer to Amend Eligible Outstanding Stock Options December 8, 2006 Presented by: Tom Reicher Exhibit 99.(a)(1)(N)

2 Disclaimer

Refer to the Offering Memorandum
This Presentation is only intended to provide an overview of the issues and give you an opportunity to ask questions
The actual “Offer” is strictly limited to the terms and
conditions specified in the Offering Memorandum filed with
the Securities and Exchange Commission on December 1,
2006
In the event of a conflict between this Presentation and the
Offering Memorandum, the Offering Memorandum will
control

4 Background

What is Section 409A?
Section 409A was added to the Internal Revenue Code by
the American Jobs Creation Act of 2004
Intended to address “abuses” in deferred compensation in
which compensation is “earned” in one year, but paid and
taxed in a later year
The following compensatory options are subject to Section
409A, unless they qualify for an exemption;
All options granted after October 4, 2004
All options granted on or before October 4, 2004, but
unvested as of January 1, 2005

How Does Section 409A Treat “Discounted” Options?
Options are subject to Section 409A if the exercise price is less than “fair market value” of the underlying stock on the date of grant
Pursuant to Section 409A, such “discounted” options are:
Subject to federal income tax in the year that they vest (whether or not the options are exercised),
Subject to an additional 20% federal income tax,
May be subject to additional state income taxes (e.g., 20% in
California), and
Subject to an interest penalty
Aggregate 80% marginal tax rate possible!
Contrast with taxation of non-“discounted” options, which are generally exempt from Section 409A:
NSOs: Income tax delayed until exercise
ISOs: Income tax delayed until subsequent sale of the purchased shares (but exercise will increase alternative minimum taxable income)

How Was “Fair Market Value” Determined?
Prior to the IPO, the Board set the exercise prices of options at prices that the Board determined in good faith to be the “fair market value” of the Company’s common stock on the date of
grant, considering a number of different factors
Without a readily available market for the Company’s securities, determining “fair market value” necessarily involved making
certain assumptions and estimates
The methodologies used by the Board to determine exercise
prices did not comply with the “safe harbor” methodologies set forth in the Section 409A proposed regulations, which were
issued after the options subject to this Offer were granted

What is the Potential Problem?
There is a risk that certain options granted under the 1999
Stock Plan from June 1, 2003 to December 14, 2004 may
have been issued with exercise prices that the IRS
considers to be less than “fair market value” for purposes of
Section 409A
Employers have a legal obligation to report amounts to the
IRS that they believe are subject to Section 409A on Form
W-2 or 1099

What Has the Company Done About the Potential
Problem?
The Section 409A proposed regulations and subsequent
guidance provide the Company with a limited period of time to
“cure” discounted options (and avoid potential unfavorable tax consequences to you) by setting fixed exercise dates during
which the options must be exercised, if at all
Taking advantage of the transition relief provided by the Section
409A proposed regulations and subsequent guidance, the
Company has prepared an Offer to Amend Eligible Outstanding
Stock Options
The Offer is directed to all Eligible Options granted to Eligible
Optionees (including those granted to our officers and directors)
The Offer permits you to:
Set fixed exercise periods during which your Eligible Options must be exercised, if at all, or
Reject the Offer and accept the potential tax consequences

What Will Happen to the Options in the Proposed
Merger?
On November 16, 2006, the Company entered into an agreement
pursuant to which it will become a wholly-owned subsidiary of
Johnson & Johnson (“J&J”) (the “Merger”)
If the Merger is consummated, the Company’s stockholders will receive $33.50 per share in cash
In connection with the consummation of the Merger, the vesting of outstanding options (including options subject to the Offer) will be accelerated and, to the extent they are not exercised prior to the Merger, will be cashed out within 60 days thereafter
Pursuant to the merger agreement, Conor is contractually
obligated to make the Offer prior to December 31, 2006
The consummation of the Merger remains subject to customary
closing conditions, including antitrust approvals and approval by the Company’s stockholders
There is no guarantee that the Merger will be consummated, and that the options will be accelerated and cashed out in connection with the Merger

What Do I Need to Do?
Carefully review the Offer to Amend Eligible Outstanding
Stock Options, Offering Memorandum, exhibits, and
business and financial information provided to you
Consult with your own legal, financial, and tax advisors
Consider which alternative is best for you:
Amend Eligible Options and set fixed exercise periods,
or
Reject the Offer
The Company will answer questions, but it does not know
what choice is best for you and will not make specific
recommendations
If considering exercising your options during 2006, consider delaying exercising your options until you have decided
what to do about the Offer.  Your options will no longer be
Eligible Options once they have been exercised.

12 The Offer

Eligible Optionees
To participate in the Offer, you must be an “Eligible
Optionee”
“Eligible Optionee” is an individual who has been granted
an “Eligible Option” (discussed on next slide) and who is:
A current or former service provider whose option is
exercisable through January 1, 2007, and
Subject to taxation in the U.S.
If your employment terminates prior to the close of the
Offer, you will remain an Eligible Optionee

Eligible Options
“Eligible Options” subject to the Offer are options granted to
Eligible Optionees under the Company’s 1999 Stock Plan
between June 1, 2003 and December 14, 2004
Only the following portion of Eligible Options may be
amended pursuant to the Offer:
Beneficially owned by an Eligible Optionee, and
Unvested as of December 31, 2004, and
Outstanding (unexercised or not otherwise terminated) at the close of the Offer

Options Not Eligible for the Offer
The following portions of “Eligible Options” are excluded
from the Offer:
Vested on or before December 31, 2004, or
Already exercised, or
Expired or otherwise cancelled, or
Beneficially owned by someone other than an Eligible
Optionee

Available Alternatives
1. Amend Eligible Options by setting “fixed” exercise periods, and avoid application of Section 409A (thereby becoming
“Amended Options”), or
2. Reject the Offer and accept potential tax consequences

Alternative #1 – Amend Eligible Options
Options vesting on or before December 31, 2006:
May not be exercised before January 1, 2007
Exercisable until earlier of:
December 31, 2007, or
Applicable expiration date set forth in the option agreement
(including upon termination of service)
Options vesting on or after January 1, 2007:
May not be exercised before vesting
Exercisable until earlier of:
March 15
th
of the year following the calendar year of vesting, or
Applicable expiration date set forth in the option agreement
(including upon termination of service)
“Change in Control” of Conor (e.g., consummation of Merge
r):
All options become immediately vested and exercisable and are cashed out upon consummation of the Change in Control

Alternative #1 – Amend Eligible Options (cont’d)
Summary of dates when Amended Options are first
exercisable and expiration dates, in the absence of a
Change in Control transaction, such as the Merger
Date of vesting
Date of vesting
January 1, 2007
Option First
Exercisable
March 15, 2009 Calendar Year 2008
March 15, 2008 Calendar Year 2007
December 31, 2007
On or before December 31,
2006
New Expiration
Date*
Option Vesting Dates
You must exercise the applicable portion of your Amended
Options prior to the applicable New Expiration Date shown above

Alternative #1 – Amend Eligible Options (cont’d)
If not exercised within limited fixed exercise period, options will expire and terminate
Options will become fully vested and exercisable
immediately prior to the Merger and will be cashed out
upon consummation of the Merger (if and when
consummated)
All other terms and conditions of your option will remain the same

Terms of the Offer
Must tender all eligible portions of an individual Eligible
Option that are included in the Offer
May not split such eligible portions of an individual Eligible
Option
May make separate decisions regarding separate Eligible
Option grants
Participation in the Offer is at your own risk, and there is no guarantee that Eligible Options will have greater economic
value or will not be subject to potential adverse tax
consequences
Acceptance of the Offer gives you no additional right to
continue to remain employed by or in service of Conor or
J&J

Alternative #2 – Reject the Offer
Return Election Form
indicating rejection of the Offer
Do not return Election Form
(you will be deemed to have
rejected the Offer)
Consider potential adverse tax consequences

What About Exercised Options?
Exercised options are excluded from the Offer
Options exercised prior to January 1, 2006
Exempt from Section 409A
Options exercised on or after January 1, 2006
May be subject to Section 409A, even if the optionee was
unaware that the option may have been granted at a
discount

23 Participating in the Offer

How Do I Accept the Offer?
Complete Election Form
indicating acceptance of the Offer
Return Election Form to Ruchita Singhal
Must use hand delivery, email, fax
Conor must receive Election Form by December 29, 2006,
at 6:00 p.m. Pacific Time

How Do I Reject the Offer?
Complete Election Form
indicating rejection of the Offer
Return Election Form to Ruchita Singhal
Must use hand delivery, email, or fax
or
Fail to return the Election Form by deadline
or
Do nothing

26 What If I Change My Mind? Elections may be withdrawn or changed at any time, so long as amended Election Form is received by Conor prior to the deadline

27 Risk Factors to Consider

Factors to Weigh
Accept the Offer
Options will not be exercisable until, at the earliest, January 1,
2007
Consider potential loss in economic value as Amended
Options may terminate earlier than Eligible Options
Reject the Offer
Consider potential tax risks and consequences of holding
Eligible Options without accepting the Offer
Other Factors
Consider risk that Merger with J&J will not be consummated

Risks of Tax Rule Uncertainty
The Company believes that the Offer “cures” the potential
problem of discounted options under Section 409A, but it cannot provide an absolute guarantee
Section 409A is new, and guidance from the Treasury and IRS
has been limited and sporadic to date
January 2005 (Notice 2005-1)
October 2005 (proposed regulations)
October 2006 (Notice 2006-79)
November 2006 (Notice 2006-100)
Early 2007 (final regulations expected)
The operation of certain aspects of Section 409A is unclear
No assurance that subsequent guidance may not cause
unfavorable tax consequences to you, despite your participation in the Offer
State tax law uncertainty

Important Information
THIS PRESENTATION IS FOR INFORMATIONAL PURPOSES
ONLY AND IS NOT AN OFFER TO PURCHASE OR THE
SOLICITATION OF AN OFFER TO SELL ANY SECURITIES.
THE SOLICITATION AND THE OFFER TO AMEND ARE MADE
ONLY PURSUANT TO AN OFFER TO AMEND AND RELATED
MATERIALS THAT CONOR FILED WITH THE SECURITIES
AND EXCHANGE COMMISSION (“SEC”) ON DECEMBER 1,
2006 AS PART OF A TENDER OFFER STATEMENT.  OPTION
HOLDERS WHO ARE ELIGIBLE TO PARTICIPATE IN THE
TENDER OFFER SHOULD READ THE TENDER OFFER
STATEMENT AND THE RELATED MATERIALS CAREFULLY
BECAUSE THEY CONTAIN IMPORTANT INFORMATION
ABOUT THE TENDER OFFER.  OPTION HOLDERS MAY
OBTAIN THE TENDER OFFER STATEMENT AND THE
RELATED MATERIALS FREE OF CHARGE FROM THE SEC’S
WEBSITE AT WWW.SEC.GOV OR FROM RUCHITA SINGHAL
AT CONOR.

Reminders
Cooley Godward Kronish LLP is not a financial or investment
advisor.
Circular 230
Disclaimer.
THE FOLLOWING DISCLAIMER IS
PROVIDED IN ACCORDANCE WITH THE INTERNAL
REVENUE SERVICE’S CIRCULAR 230 (21 C.F.R. PART 10).
THIS PRESENTATION IS NOT INTENDED OR WRITTEN TO
BE USED, AND IT CANNOT BE USED BY YOU FOR THE
PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE
IMPOSED ON YOU.  THIS PRESENTATION WAS WRITTEN TO
SUPPORT THE PROMOTION OR MARKETING OF
PARTICIPATION IN THE COMPANY’S EQUITY INCENTIVE
PROGRAMS.  YOU SHOULD SEEK ADVICE BASED ON YOUR
PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT
TAX ADVISOR.

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